UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2009 (December 29, 2009)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 29, 2009, Eduardo McCormack and Enrique Umpierre-Suárez tendered their resignation from the Board of Directors of R&G Financial Corporation (the “Company”) and its subsidiaries. Prior to their resignation, Mr. McCormack and Mr. Umpierre-Suárez served as Directors of the Company since 1996. Mr. McCormack and Mr. Umpierre-Suárez were also Directors of R-G Premier Bank of Puerto Rico and R&G Mortgage Corp., each a subsidiary of the Company. Mr. McCormack also served as a member of both the Compensation and Ancillary Agreements committees of the Company. Their decision to resign was not due to any disagreement with the Company.

In connection with these resignations, the Board of Directors of the Company voted to decrease the size of the Board to nine directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: December 31, 2009	By:	/S/ JUAN AGOSTO ALICEA
Juan Agosto Alicea
Chairman Board of Directors